UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2015 (November 6, 2015)

RCS Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (866) 904-2988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

RCAP Holdings Note Purchase and Class B Share Agreement

As previously announced, on November 8, 2015, RCS Capital Corporation (the “Company”) entered into a Note Purchase and Class B Share Agreement (the “RCAP Holdings NPA”) with RCAP Holdings, LLC (“RCAP Holdings”) to issue to RCAP Holdings a senior unsecured promissory note in the aggregate principal amount of $12 million (the “RCAP Holdings Note”). The RCAP Holdings Note was funded and issued on November 9, 2015.

The RCAP Holdings Note bears interest at a rate of 12% per annum with interest payable quarterly in cash or in kind at the Company’s election (the amendments to the first and second lien credit agreements of the Company described below allow for the payment in kind only). The RCAP Holdings Note matures on November 1, 2021. The Company may prepay the RCAP Holdings Note in whole or in part at any time on or prior to July 31, 2016. At RCAP Holding’s election, the RCAP Holdings Note is exchangeable into securities of the Company issuable in a future financing from a third party resulting in net proceeds to the Company or its subsidiaries of at least $175 million (the “New Securities”), subject to certain conditions. On or prior to July 31, 2016, the Company may purchase the New Securities at a purchase price equal to the principal amount of the RCAP Holdings Note plus accrued interest.

Pursuant to the Company’s charter, the holder of the single outstanding share of its Class B common stock (the “Class B Share”) is entitled to one vote more than the votes of the Company’s outstanding Class A common stock. RCAP Holdings is the current holder of the Class B Share. In connection with the issuance of the RCAP Holdings Note, RCAP Holdings granted to a special committee of the Company’s board of directors, comprised of certain independent directors, a proxy to vote the Class B Share, subject to certain limitations, on any two “Class B Specified Matters” (and any related transactions). The “Class B Specified Matters” are (i) any disposal of all or substantially all the Company’s assets, or any consolidation, merger or entry into a business combination by the Company with a third person, (ii) any authorization of a new class or series of capital stock or additional shares of capital stock, or reclassification or alteration of the terms of any class or series of capital stock, or any issuance of capital stock or other equity securities (including the right to acquire capital stock or other equity securities) by the Company, and (iii) any amendment or modification to the certificate of incorporation or bylaws of the Company in connection with any matters set forth in clauses (i) and (ii) above. The special committee is only permitted to use the proxy with respect to a transaction in which the RCAP Holdings Note is repaid (including all accrued and outstanding interest) upon consummation of such transaction and with respect to one other matter, in connection with a transaction that results in net proceeds to the Company of up to $80 million. The proxy is valid until January 31, 2016; however, if the Company enters into a definitive agreement with respect to a Class B Specified Matter prior to January 31, 2016, the term of the proxy will be automatically extended until June 30, 2016. The Proxy is subject to the rights and remedies of the collateral agent under the first and second lien credit agreements of the Company and will terminate upon the occurrence of an event of default and receipt of a notice of the exercise of remedies by the collateral agent.

The RCAP Holdings NPA prohibits RCAP Holdings from taking certain actions with respect to the Class B Share, including voting, pledging, transferring or interfering with the performance of RCAP Holding’s obligations under the RCAP Holdings NPA. Until July 31, 2016, the Company has the right to repurchase the Class B Share for $1, provided that (i) the RCAP Holdings Note or the New Securities are redeemed in full by the Company for an amount equal to the principal amount of the RCAP Holdings Note and accrued interest, and (ii) other conditions (including the release of RCAP Holdings and RCS Capital Management, LLC from their obligations as a guarantor under the credit agreements of the Company) are satisfied.

The RCAP Holdings NPA gives RCAP Holdings the right to nominate one director to the board, who will initially be Edward M. Weil, Jr. Mr. Weil is currently a director and the chief executive officer of the Company. This right will be extinguished if RCAP Holdings or its affiliates no longer have beneficial ownership of the Class B Share.

This summary of the material terms of the RCAP Holdings NPA is not intended to be complete and is qualified in its entirety by reference to the RCAP Holdings NPA, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Luxor Note Purchase Agreement

As previously announced, on November 8, 2015, the Company entered into a Note Purchase Agreement (the “Luxor NPA”) with Luxor Capital Partners, LP (“Luxor”) and its affiliates (collectively, the “Luxor Investors”) to issue to the Luxor Investors senior unsecured promissory notes in the aggregate principal amount of $15 million (the “Luxor Notes”). The Luxor Notes were funded and issued on November 9, 2015.

The Luxor Notes bear interest at a rate of 12% per annum with interest payable quarterly in cash or in kind at the Company’s election (the amendments to the first and second lien credit agreements of the Company described below allow for the payment in kind only). The Luxor Notes mature on November 1, 2021. At the Luxor Investors’ election, the Luxor Notes are exchangeable, under the same circumstances as the RCAP Holdings Note, into the New Securities, subject to certain conditions.

This summary of the material terms of the Luxor NPA is not intended to be complete and is qualified in its entirety by reference to the Luxor NPA, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Series D-1 Shares Agreement

As previously announced, on November 8, 2015, the Company entered into the Series D-1 Shares Agreement (the “Series D-1 Shares Agreement”) with AR Capital, LLC (“AR Capital”). On November 9, 2015, AR Capital acquired 1,000,000 shares of the Company’s 11% Series D-1 Convertible Preferred Stock (the “Series D-1 Shares”) from Apollo Principal Holdings I, L.P.

The Series D-1 Shares Agreement granted to a special committee of the Company’s board of directors, comprised of certain independent directors, a proxy to vote the Series D-1 Shares, subject to certain limitations, on any of the “Series D-1 Specified Matters” (and any related transactions) to the extent the Series D-1 Shares are entitled to vote on such matters pursuant to the certificate of designation authorizing the Series D-1 Shares. The Series D-1 Specified Matters are: (i) any consolidation, merger or entry into a business combination by the Company with a third person, (ii) any authorization of a new class or series of capital stock or additional shares of capital stock, or reclassification or alteration of the terms of any class or series of capital stock, or any issuance of capital stock or other equity securities (including the right to acquire capital stock or other equity securities) by the Company, and (iii) any amendment or modification to, or waiver of, the certificate of incorporation or any certificate of designation of the Company in connection with any matters set forth in clauses (i) and (ii) above. With respect to any such matter (and any related transactions or series of transactions or otherwise), each Series D-1 Share shall be treated in the same manner as each other preferred stock of the Company ranking on a parity with Series D-1 Shares. The proxy is valid until January 31, 2016; however, if the Company enters into a definitive agreement with respect to a Series D-1 Specified Matter prior to January 31, 2016, the term of the proxy will be automatically extended until June 30, 2016.

The Series D-1 Shares Agreement prohibits AR Capital from taking certain actions with respect to the Series D-1 Shares, including voting, pledging, transferring or interfering with the performance of AR Capital’s obligations under the Series D-1 Shares Agreement.

This summary of the material terms of the Series D-1 Shares Agreement is not intended to be complete and is qualified in its entirety by reference to the Series D-1 Shares Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Membership Interest Purchase Agreement and Release

As previously announced, on November 8, 2015, Apollo Management Holdings, L.P. (“Apollo”), the Company and RCS Capital Holdings, LLC (“Holdings”) entered into an Amended and Restated Membership Interest Purchase Agreement (the “A&R MIPA”) to amend and restate the Membership Interest Purchase Agreement, dated August 6, 2015, as amended (the “MIPA”), among Apollo, the Company and Holdings.

The entry into and material terms of the MIPA were disclosed in the Company’s Current Report on Form 8-K filed August 12, 2015, and the entry into and the material terms of Amendment No. 1 to the MIPA were disclosed in the Company’s Current Report on Form 8-K filed August 20, 2015.

Under the A&R MIPA, the Company will sell its wholesale distribution business, including Realty Capital Securities, LLC and Strategic Capital Management Holdings, LLC (“StratCap”), to Apollo for $6 million in cash, of which $5 million is the purchase price for StratCap, subject to certain purchase price adjustments. The Company’s transfer agent and transaction management businesses and the transfer of certain Company employees to Apollo will not be part of the amended transaction. The amended transaction will no longer be conditioned on the closing of a transaction between Apollo and certain affiliates of AR Capital. The amended transaction is expected to close by January 15, 2016 and, in the case of StratCap, may be consummated at a later date subject to satisfaction of applicable conditions.

In connection with the A&R MIPA, pursuant to a Release, dated November 8, 2015 (the “Release”), the Company agreed to indemnify AR Capital, certain principals of AR Capital and certain other related parties, including affiliates thereof (the “ARC Related Parties”) against liabilities arising from the amendment of the terms of the MIPA. In addition, the ARC Related Parties, the Company, Holdings and Luxor each released one another from certain claims and liabilities related to, among other things, the termination of the August 2015 transaction among Apollo and ARC Related Parties and the entry into the A&R MIPA.

This summary of the material terms of the A&R MIPA and Release is not intended to be complete and is qualified in its entirety by reference to the A&R MIPA and Release, copies of which are attached as Exhibits 2.1 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Amendments to Secured Credit Facilities

As previously announced, on November 8, 2015, the Company entered into Amendment No. 2 (the “First Lien Amendment”) to the First Lien Credit Agreement, dated as of April 29, 2014, as amended, with Barclays Bank PLC, as administrative agent and collateral agent, and the other lenders party thereto, and Amendment No. 2 (the “Second Lien Amendment” and, together with the First Lien Amendment, the “Amendments”) to the Second Lien Credit Agreement, dated as of April 29, 2014, as amended, with Bank of America, N.A., as administrative agent and collateral agent, and the other lenders party thereto.

The Amendments allow the Company to, among other things, upon satisfaction of certain conditions, incur the Luxor Notes and the RCAP Holdings Note, repay the RCAP Holdings Note from the proceeds of a future financing, and repurchase the Class B Share pursuant to the RCAP Holdings NPA as described above. In addition, the Amendments provide, among other things, that (i) the Fixed Charge Coverage Ratio and the Secured Leverage Ratio (as defined in the first and second lien credit agreements) will not be tested for the test period ending as of September 30, 2015, (ii) subject to the satisfaction of certain conditions, the Company may incur certain additional subordinated indebtedness not exceeding $75 million (inclusive of the RCAP Holdings Note and the Luxor Notes) and (iii) subject to the satisfaction of certain conditions, the Company may sell or dispose of Hatteras Funds, LLC, Docupace Technologies, LLC and DirectVest LLC without satisfying certain cash consideration and fair-market-value conditions.

This summary of the material terms of the Amendments is not intended to be complete and is qualified in its entirety by reference to the Amendments, copies of which are attached as Exhibits 10.5 and 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Agreement with Edward M. Weil, Jr.

On November 8, 2015, in consideration for Edward M. Weil, Jr.’s service as chief executive officer of the Company without compensation (other than reimbursement of expenses in accordance with Company policy), among other things, (i) the Company, RCAP Holdings and Mr. Weil, released one another from any claims arising from Mr. Weil’s service as chief executive officer of the Company and any allegation that RCAP made available such services to RCAP (the “Initial Release”), and (ii) the Company further agreed to provide Mr. Weil with a second release, substantially in the form of the Initial Release, following the termination of his service as chief executive officer of the Company for any reason (including as a result of his resignation) subject to his service having been performed in a manner that is reasonably consistent with the reasonable directions of the board of directors of the Company and its chairman.

This summary of the material terms of the agreement and Initial Release is not intended to be complete and is qualified in its entirety by reference to the agreement and Initial Release, copies of which are attached as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 10, 2015, the Company was notified by the New York Stock Exchange (the “NYSE”) that it was not in compliance with the continued listing standards set forth in Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s Class A Common Stock was less than $1.00 over a consecutive 30 trading-day period.

The Company anticipates it will notify the NYSE within 10 business days of its receipt of the notification that it intends to cure the deficiency and to return to compliance with the NYSE continued listing requirement. The Company can avoid delisting if, during the six-month period following receipt of the NYSE notice, on the last trading-day of any calendar month, the Company’s Class A Common Stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The Company intends to consider available options in order to cure the stock price deficiency and return to compliance with the NYSE continued listing requirement. These include various strategic alternatives that the Company is currently exploring, as previously disclosed.

Under the NYSE rules, the Company’s Class A Common Stock will continue to be traded on the NYSE during this period, subject to the Company’s compliance with other continued listing requirements. The NYSE notification does not affect the Company’s business operations or its Securities and Exchange Commission (“SEC”) reporting requirements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Anthony Civale and Marc Rowan as Directors

Anthony Civale resigned as a member of the board of directors of the Company and the executive committee of the board of directors, effective November 6, 2015. Marc Rowan resigned as a member of the board of directors and the nominating and corporate governance committee of the board of directors, effective November 6, 2015. Messrs. Civale’s and Rowan’s resignations did not result from a disagreement with the Company or the board of directors and therefore disclosure under Item 5.02(a) of Form 8-K is not required.

Appointment of Michael W. Conboy as Director and Executive Committee Member

On November 8, 2015, the board of directors of the Company appointed Michael W. Conboy, previously a board observer appointed by Luxor as the holder of the Company’s 7% Series C Convertible Preferred Stock, to serve as a member of the board of directors and the executive committee of the board of directors for a term expiring upon the earlier of (i) the next annual meeting of the stockholders of the Company and until his successor is duly elected and qualified or (ii) his death, removal or resignation.

Mr. Conboy is a Partner and Director of Research of Luxor. On April 29, 2014, Luxor entered into an agreement (the “Securities Purchase Agreement”) to purchase the Company’s 7% Series A Convertible Preferred Stock (“Series A Preferred Stock”) and 5% Convertible Senior Notes due 2021 and the related Put & Call Agreement, each disclosed in the Form 8-K filed with the SEC on May 2, 2014. On June 10, 2014, Luxor purchased Class A Common Stock of the Company pursuant to the Amendment to the Securities Purchase Agreement disclosed in the Form 8-K filed with the SEC on June 12, 2014. On December 12, 2014, Luxor entered into an agreement to exchange its Series A Preferred Stock for the Company’s 11% Series B Preferred Stock and 7% Series C Convertible Preferred Stock disclosed in the Form 8-K filed with the SEC on December 18, 2014. On August 6, 2015, Luxor entered into an agreement to purchase the Company’s 11% Series D-2 Convertible Preferred Stock and an agreement to receive Class A Common Stock of the Company in consideration for the termination of the Services Agreement, pursuant to which RCS Capital Management LLC served as service provider to the Company and Holdings, and its rights under the Put & Call Agreement disclosed in Note 21 to the Financial Statements included in the Form 10-Q for the quarter ended June 30, 2015 filed with the SEC on August 11, 2015. On November 8, 2015 and November 9, 2015, Luxor engaged in the transactions between Luxor and the Company described in response to Item 1.01 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

As required by Section 802.01C of the NYSE Listed Company Manual, the Company issued a press release on November 12, 2015, announcing that it had received the notice of noncompliance with the NYSE’s continued listing standard, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1†	Amended and Restated Membership Interest Purchase Agreement, dated as of November 8, 2015, among RCS Capital Corporation, RCS Capital Holdings, LLC and Apollo Management Holdings, L.P.

10.1†	Note Purchase and Class B Share Agreement, dated as of November 8, 2015, between RCS Capital Corporation and RCAP Holdings, LLC

10.2†	Note Purchase Agreement, dated as of November 8, 2015, among Luxor Capital Partners, LP and its affiliates and RCS Capital Corporation

10.3	Series D-1 Shares Agreement, dated as of November 8, 2015, between AR Capital, LLC and RCS Capital Corporation

10.4†	Release, dated as of November 8, 2015, among AR Capital, LLC, certain principals of AR Capital, LLC, RCS Capital Corporation, RCS Capital Holdings, LLC and Luxor Capital Partners, LP

10.5†	Amendment No. 2, dated as of November 8, 2015, to the First Lien Credit Agreement, dated as of April 29, 2014, among RCS Capital Corporation, as borrower, Barclays Bank PLC, as administrative agent and collateral agent, and the other lender and guarantor parties thereto

10.6†	Amendment No. 2, dated as of November 8, 2015, to Second Lien Credit Agreement, dated as of April 29, 2014, among RCS Capital Corporation, as borrower, Bank of America, N.A., as administrative agent and collateral agent, and the other lender and guarantor parties thereto

10.7	Agreement, dated November 8, 2015, between RCS Capital Corporation and Edward M. Weil, Jr.

99.1	Press Release dated November 12, 2015

† Pursuant to item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementary a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RCS Capital Corporation

Date: November 12, 2015	By:	/s/ EDWARD M. WEIL, JR.
Edward M. Weil, Jr.
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description
2.1†	Amended and Restated Membership Interest Purchase Agreement, dated as of November 8, 2015, among RCS Capital Corporation, RCS Capital Holdings, LLC and Apollo Management Holdings, L.P.

10.1†	Note Purchase and Class B Share Agreement, dated as of November 8, 2015, between RCS Capital Corporation and RCAP Holdings, LLC

10.2†	Note Purchase Agreement, dated as of November 8, 2015, among Luxor Capital Partners, LP and its affiliates and RCS Capital Corporation

10.3	Series D-1 Shares Agreement, dated as of November 8, 2015, between AR Capital, LLC and RCS Capital Corporation

10.4†	Release, dated as of November 8, 2015, among AR Capital, LLC, certain principals of AR Capital, LLC, RCS Capital Corporation, RCS Capital Holdings, LLC and Luxor Capital Partners, LP

10.5†	Amendment No. 2, dated as of November 8, 2015, to the First Lien Credit Agreement, dated as of April 29, 2014, among RCS Capital Corporation, as borrower, Barclays Bank PLC, as administrative agent and collateral agent, and the other lender and guarantor parties thereto

10.6†	Amendment No. 2, dated as of November 8, 2015, to Second Lien Credit Agreement, dated as of April 29, 2014, among RCS Capital Corporation, as borrower, Bank of America, N.A., as administrative agent and collateral agent, and the other lender and guarantor parties thereto

10.7	Agreement, dated November 8, 2015, between RCS Capital Corporation and Edward M. Weil, Jr.

99.1	Press Release dated November 12, 2015

† Pursuant to item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementary a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.